Exhibit 10.15

BENEFICIAL OWNERSHIP AGREEMENT

This Beneficial Ownership Agreement (hereinafter referred to as the “Agreement”) is made on this day of July 2015 by and amongst:

1.	SUNEDISON HOLDINGS CORPORATION, a Delaware corporation (“Holdings”);

2.	TERRAFORM GLOBAL OPERATING, LLC, a Delaware limited liability company (“Global Operating”);

AND

3.	LATIN AMERICA POWER HOLDING B.V., a private limited liability company (besloten vennootschap) established under the laws of the Netherlands (the “Company”).

(Holdings, Global Operating and the Company are hereinafter referred to individually as a “Party” and collectively as the “Parties”).

WHEREAS:

(A)	Holdings has entered into that certain Amended and Restated Share Purchase Agreement, dated as of May 19, 2015 (the “Purchase Agreement”), by and among Holdings and the Sellers (as therein defined), pursuant to which Holdings has agreed to purchase, and Sellers have agreed to sell, Sellers’ equity interests in the Company in accordance with the terms and conditions contained therein.

(B)	Holdings earlier entered into (i) that certain Share Purchase Agreement, dated as of May 7, 2015 (the “Montori Purchase Agreement”), by and among Holdings, as Buyer, and Manuel Montori Alfaro and Elena Burbank Ferrand de Montori, as Seller, and (ii) that certain Share Purchase Agreement, dated as of May 7, 2015 (together with the Montori Purchase Agreement, the “Minority Purchase Agreements”), by and among Holdings, as Buyer, and Guillermo Enrique Cox Harman and Pedro Enrique González Orbegoso Sanguineti, as Sellers (together with Manuel Montori Alfaro and Elena Burbank Ferrand de Montori, the “Minority Sellers”), pursuant to which the Minority Sellers agreed to sell and Holdings agreed to buy, Minority Sellers’ minority interests in the Peru Project Companies (as defined below).

(C)	On the date on which the transactions contemplated by the Purchase Agreement and the Minority Purchase Agreements are consummated (such date, the “Conveyance Date”), Holdings will indirectly own 100% of the equity interests in each of Empresa de Generacion Electrica de Junin S.A.C. (“EGE Junin”) and Hidroelectrica Santa Cruz S.A.C. (“HSC”, and together with EGE Junin, the “Peru Project Companies”, each a “Peru Project Company”).

(D)	Following the Conveyance Date, Holdings intends to undertake certain steps to reorganize the corporate structure of the Company, as a result of which the Company’s assets will consist solely of indirect equity interests in the Peru Project Companies (such restructuring, the “Restructuring”).

(E)	Following the later to occur of (i) the Restructuring and (ii) receipt of consent to the transactions contemplated by the Peru SPA (as defined below) from any lenders whose consent is required pursuant to any project financing arrangements of the Company or its subsidiaries, 100% of the equity interests in the Company will be conveyed to Global Operating or its subsidiary, pursuant to a share purchase agreement between Holdings and Global Operating or their respective subsidiaries (the “Peru SPA”).

(F)	The Parties intend to enter into this Agreement in order to agree to certain business arrangements with respect to the Company and distributions therefrom during the Term.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, with the intent to be legally bound, hereby agree as follows:

1.	DEFINITIONS

1.1	“Distribution” means any direct or indirect transfer by a Peru Project Company of money or other property of such company, other than its own shares or equity interests, to or for the benefit of one or more holders of any of the shares or equity interests, or to the holder of a beneficial interest in any such shares or equity interests, of the company or of any company within the same group of companies, whether in the form of a dividend, shareholder loan payment, a payment in lieu of capitalization shares, or otherwise any form of similar distribution.

1.2	“Distribution Payment Date” shall mean each date that is 3 Business Days prior to the last day of each fiscal quarter during the Term.

1.3	Capitalized terms used in this Agreement and not defined elsewhere in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

2.	TERM

2.1	This Agreement commences on the date first written above (“Signature Date”) and continues thereafter through the date on which the transactions contemplated by the Peru SPA are consummated (“Term”). Upon the occurrence of the consummation of the transactions contemplated by the Peru SPA, this Agreement will be terminated automatically and be of no further force and effect.

3.	DISTRIBUTION PAYMENTS

3.1

If at any time during the Term, the Company or Holdings directly or indirectly receives Distributions from any Peru Project Company in connection with its respective ownership interest in such Peru Project Company, it shall, within 3

Business Days of each Distribution Payment Date, pay or cause to be paid to Global Operating, by wire transfer of immediately available funds to an account or accounts of Global Operating’s designation, a corresponding distribution payment (each such payment from the Company or Holdings, a “Global Distribution Payment”). Each Global Distribution Payment shall be in an amount in US Dollars equal (i) the total amount of all Distributions received by the Company or Holdings, respectively, from the Peru Project Companies during the Term, minus (ii) the aggregate amount of all Global Distribution Payments made to Global Operating by the Company or Holdings, respectively, during the Term. Global Operating acknowledges and agrees that is shall bear all exchange rate risk between and inclusive of the date on which any Distribution is made by a Peru Project Company to the Company or Holdings and the date on which the corresponding Global Distribution Payment is made to Global Operating. For the avoidance of doubt, the obligations of the Company and Holdings under this Section 3.1 are limited to the extent of any Distributions actually received by the Company and Holdings, respectively, from the Peru Project Companies. In no event shall either the Company or Holdings be liable to Global Operating under this Section 3.1 for any amount greater than the sum of (i) the corresponding amounts of Distributions received from the Peru Project Companies during the Term, and (ii) any interest that accrues thereon at the then-prevailing interest rate for Global Distribution Payments not timely paid to Global Operating under the terms of this Section 3.1.

3.2	In addition to regular Global Distribution Payments paid to Global Operating pursuant to Section 3.1 hereof in connection with the ownership of the Peru Project Companies, in the event of any liquidation by the Company or Holdings of its respective interests in either or both of the Peru Project Companies, or upon any voluntary or involuntary bankruptcy or insolvency event of either or both of the Peru Project Companies, the Company or Holdings, as the case may be, shall pay or cause to be paid to Global Operating, by wire transfer of immediately available funds to an account or accounts of Global Operating’s designation, an aggregate amount in US Dollars equal to the total amount received in connection with such liquidation or such bankruptcy or insolvency event, without deduction or set-off of any kind other than Taxes due in connection therewith.

3.3	The provisions of this Article 3 shall not be interpreted to give Global Operating or any other Person any rights to receive Distributions from any other project company, subsidiary, or Person, other than the Peru Project Companies.

4.	CONTROL RIGHTS

4.1	The Company agrees that during the Term, it shall not take any actions or make any decisions regarding the operation or management of the Peru Project Companies outside of the ordinary course of business without the prior written notice to, and consent of, Global Operating. For purposes of this Section 4.1, Global Operating’s failure to respond to any such notice from the Company regarding the management or operations of one or both Peru Project Companies within three (3) Business Days of Global Operating’s receipt thereof shall be deemed to represent Global Operating’s consent to the matters described therein.

4.2	The provisions of Section 4.1 hereof shall not be interpreted to give Global Operating or any other Person any rights to participate in the management of any other project company, subsidiary, or Person, other than the Peru Project Companies.

5.	OBLIGATIONS OF THE COMPANY

5.1	During the Term, the Company shall, or shall cause the Peru Project Companies to, deliver to Global Operating (at Global Operating’s expense) all information requested by Global Operating from time to time with respect to any Peru Project Company, including any information and reports provided to lenders, all financial information and reports customarily provided to the Peru Project Companies’ shareholders in the ordinary course and other information reasonably requested by Global Operating.

5.2	During the Term, the Company shall (i) provide Global Operating with reasonable access to (upon reasonable prior notice and during normal business hours), and the right to inspect all books and records and other documents and data of the Peru Project Companies, but only to the extent such access does not unreasonably interfere with the normal operation of the business of the Peru Project Companies; (ii) furnish Global Operating with such financial, operating and other data and information related to the Peru Project Companies as Global Operating may reasonably request and that is in the possession or control of the Company or readily available to the Company; (iii) upon reasonable prior notice to the Company and during normal business hours, permit Global Operating to interview managerial personnel familiar with the Peru Project Companies generally; (iv) instruct the advisors, consultants and other Representatives of the Company to cooperate with Global Operating in its investigation of the Peru Project Companies and its assets; (v) provide Global Operating with copies of any proposed amendment to any Contract and any proposed new Contract, regardless of whether prior written consent of Global Operating relating thereto is required by Section 4.1 hereof; and (vi) provide Global Operating with copies of any correspondence or notice asserting or threatening the assertion of a default under or termination of any Material Contract. No investigation by Global Operating or information received by Global Operating shall operate as a waiver or otherwise affect any representation, warranty, covenant or agreement given or made by the Company in this Agreement. Notwithstanding the foregoing, the Company shall not be required to provide (A) any information that is subject to attorney-client privilege to the extent doing so would cause such privilege to be waived, (B) any information that is prohibited to be disclosed by any Law, Order, permit or Contract (but after the Company has used reasonable efforts to obtain the consent of the other Party to the Contract to disclose such information and such consent has been denied), or (C) personnel records of the Peru Project Companies relating to individual performance or evaluation records, medical histories or other information which in the Company’s good faith opinion is sensitive and the disclosure of which could subject the Company or the Peru Project Companies to risk of liability.

6.	OBLIGATIONS OF GLOBAL OPERATING

6.1	During the Term, if the Company shall determine, in its reasonable discretion after consultation with Global Operating, that any Peru Project Company requires additional capital in order to carry on the business and operations of such Peru Project Company, the Company may, by providing 30 days’ written notice to Global Operating specifying the amount of capital needed, request that Global Operating make either capital contributions or shareholder loans, at the election of Global Operating, in such amounts and Global Operating shall thereupon be obligated to pay or cause to be paid to the Company, within 15 days of receipt of such request, an amount equal to the amount of funds so requested in the form of either capital contributions or shareholder loans.

7.	INDEMNIFICATION

7.1	Global Operating shall indemnify, hold harmless and defend the Company and Holdings from and against any liabilities, obligations, damages, losses, claims, demands, recoveries, settlements, deficiencies, costs or expenses (including reasonable and documented legal fees) which the Company or Holdings, respectively, may suffer or incur in connection with, resulting from or arising out of: (a) breach of this Agreement by Global Operating or (b) violation of any applicable federal, state, or local laws or regulations by Global Operating in connection with this Agreement.

8.	BREACH

8.1	Should any Party materially breach any provision of this Agreement and fail to remedy such breach within 7 days after receiving written notice requiring such remedy from any Party aggrieved thereby, then (irrespective of the materiality of such breach or provision) the Party giving such notice shall by further written notice be entitled, without prejudice to its other rights in law including any right to claim damages, to cancel this agreement or to claim immediate specific performance of all of the defaulting Party’s obligations whether or not otherwise then due for performance.

9.	ENTIRE AGREEMENT

9.1	This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes and cancels all previous agreements and understandings, whether written or oral, between the Parties with respect to such subject matter.

10.	MISCELLANEOUS

10.1	This Agreement may be executed in counterparts (which may be delivered by facsimile or similar electronic transmission). Each counterpart when so executed and delivered shall be deemed an original, and both such counterparts taken together shall constitute one and the same instrument.

10.2	This Agreement is not intended to, and does not, confer any legal or equitable rights or remedies hereunder upon any Person other than the Parties hereto.

10.3	This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the Parties hereto and their respective successors and permitted assigns.

No Party may assign or otherwise transfer this Agreement or any of the rights or obligations hereunder, in whole or in part, without the prior written consent of the other Parties. Notwithstanding the foregoing, each Party shall have the right to assign or otherwise transfer this Agreement, without the prior written consent of any other Party, to any of its Affiliates and such transfer or assignment shall remain effective for so long as such transferee remains an Affiliate of such assigning Party; provided that, (i) such transferring Party shall provide written notice to the other Parties of such assignment, and (ii) such assignment shall not relieve the assigning Party of any of its obligations hereunder.

10.4	If any provision of this Agreement is fully or in part invalid, illegal or incapable of being enforced by any rule, Law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible.

10.5	No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by each of Parties. Any failure of a Party to comply with any obligation or agreement hereunder may only be waived in writing by the other Party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by a Party to take any action with respect to any breach of this Agreement or default by the other Party shall constitute a waiver of such Party’s right to enforce any provision hereof or to take any such action.

10.6	In the event of a conflict between the provisions of the Share Purchase Agreement and this Agreement, the provisions of this Agreement shall prevail.

11.	GOVERNING LAW; VENUE AND WAIVER OF JURY TRIAL. THIS AGREEMENT, INCLUDING ITS EXISTENCE, VALIDITY, CONSTRUCTION AND OPERATING EFFECT, AND THE RIGHTS OF EACH OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ANY ACTION OR PROCEEDING AGAINST ANY PARTY TO THIS AGREEMENT, ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK (COLLECTIVELY, THE “SELECTED COURTS”) AND EACH OF THE PARTIES HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING. A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY IRREVOCABLY AGREES NOT TO ASSERT (A) ANY OBJECTION WHICH IT MAY EVER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE SELECTED COURTS AND (B) ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE SELECTED COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY, TO THE EXTENT LAWFUL, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have entered into this Agreement on the day and year first above written.

SUNEDISON HOLDINGS CORPORATION

By:
Name:
Title:

TERRAFORM GLOBAL OPERATING, LLC

By:
Name:
Title:

LATIN AMERICA POWER HOLDING B.V.

By:
Name:
Title:

[Signature Page – Beneficial Ownership Agreement]